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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                 JURISDICTION OF
NAME OF SUBSIDIARY                                                INCORPORATION
------------------                                               ---------------
1.  Kansas Information Consortium, Inc.                          Kansas, U.S.
2.  Indiana Interactive, Inc.                                    Indiana, U.S.
    2a. City-County Interactive, L.L.C.                          Indiana, U.S.
3.  National Information Consortium USA, Inc.                    Kansas, U.S.
4.  Arkansas Information Consortium, Inc.                        Arkansas, U.S.
5.  Nebraska Interactive, Inc.                                   Nebraska, U.S.
6.  Virginia Interactive, Inc.                                   Virginia, U.S.
7.  Iowa Interactive, Inc.                                       Iowa, U.S.
8.  New England Interactive, Inc.                                Maine, U.S.
9.  Utah Interactive, Inc.                                       Utah, U.S.
10. Hawaii Information Consortium, Inc.                          Hawaii, U.S.
11. Idaho Information Consortium, Inc.                           Idaho, U.S.
12. NIC Commerce, Inc.                                           Colorado, U.S.
13. NIC Conquest, Inc.                                           Colorado, U.S.
14. National Information Consortium Technologies, Inc.           California, U.S.
15. Intelligent Decision Technologies, Inc.                      Colorado, U.S.
16. National Online Registries, Inc.                             Colorado, U.S.
17. Bay Area Interactive, Inc.                                   California, U.S.
18. Florida Local Interactive, Inc.                              Florida, U.S.
19. Texas Local Interactive, Inc.                                Texas, U.S.
20. NIC Canadian Business, Inc.                                  Colorado, U.S.
21. National Information Consortium Company Canada               Nova Scotia, Canada
22. NIC Holdings Company Canada                                  Nova Scotia, Canada
23. NIC European Business Limited                                London, England

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